Exhibit 23.1

Independent Registered Public Accounting Firm's Consent

We consent to the incorporation by reference in this Registration Statement on Form S-4, Amendment No. 2 (File No. 333-299201), the “Registration Statement”, of Trump Media & Technology Group Corp. of our report dated February 27, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Trump Media & Technology Group Corp.’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Semple, Marchal & Cooper, LLP

Phoenix, Arizona

November 2, 2026